Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Chembio Diagnostics, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 2020, relating to the consolidated financial statements of Chembio Diagnostics, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Melville, New York
March 11, 2021